D5                                                                      Form 10K


Item 14.     (c) Exhibit 21    Subsidiaries of the registrant


                                                             Percentage of voting
                                                              securities owned or   Key to
                                                                  other bases        notes
                        Name of Company                            of control        below
                        ---------------                    ----------------------- ---------

     PARENTS:  None
     -------

     Registrant:  ASARCO Incorporated                                                 (A)

     SUBSIDIARIES AND OTHER ASSOCIATED COMPANIES:
     --------------------------------------------

1    American Limestone Company, Inc. (Delaware)                  100.0               (A)
2    American Smelting and Refining Company (New Jersey)          100.0               (C)
3    AR Mexican Explorations Inc. (Delaware)                      100.0               (A)
4     Compania Minera Real de Las Lomas, S.A. de C.V.                 34.0            (A)
       (Mexico)
5     Minera San Bernardo, S.A. de C.V. (Mexico)                      49.0            (A)
6     Minera Santa Regina, S.A. de C.V. (Mexico)                      49.0            (A)
7    AR Mexican Holdings, Inc. (Delaware)                         100.0               (A)
8     AR Specialty Chemicals, S. A. de C.V. (Mexico)                 100.0            (A)
9        Enthone-OMI de Mexico S.A. de C.V. (Mexico)                    100.0         (A)
10         Rafco Kemicals S.A. de C.V. (Mexico) (See 40)                    17.0    (B) (E)
11   AR Montana Corporation (Delaware)                            100.0               (A)
12   Asarco Australia Limited (Australia)                          45.3             (B) (D)
13     Asarco Developments (NZ) Limited (New Zealand)                100.0            (A)
14     Asarco Gold Pty. Ltd. (Australia)                             100.0            (A)
15     Asarco Metals Pty. Ltd. (Australia)                           100.0            (A)
16   Asarco (Delaware) Incorporated (Delaware)                    100.0               (A)
17    Mexico Desarrollo Industrial Minero, S.A. de C.V.                2.87         (B) (E)
       (Mexico) (See 22 & 95)
18   Asarco Exploration Company of Canada, Limited                100.0               (A)
       (Canada)
19   Asarco Finance Limited (Bermuda)                             100.0               (A)
20   Asarco International Corporation (Delaware)                  100.0               (A)
21   Asarco de Mexico (Delaware) Inc. (Delaware)                  100.0               (A)
22    Mexico Desarrollo Industrial Minero, S.A.de C.V.                 0.11         (B) (E)
       (Mexico) (See 17 & 95)
23   Asarco de Mexico, S.A. de C.V. (Mexico)                      100.0               (A)
24   Asarco Oil and Gas Company, Inc. (New York)                  100.0               (A)
25   ASARCO Santa Cruz, Inc. (Delaware)                           100.0               (A)
26    Covington Land Company (Delaware)                              100.0            (A)
27   BioTrace Laboratories, Incorporated (Utah)                   100.0               (A)
28   Capco Pipe Company, Inc. (Alabama)                           100.0               (A)
29   Compania Minera Asarco, S.A. (Chile)                         100.0               (A)
30   Copper Basin Railway, Inc. (Delaware)                         45.0             (B) (D)
31   Domestic Realty Company, Inc. (Montana)                      100.0               (A)
32   Encycle, Inc. (Delaware)                                     100.0               (A)
33    Hydrometrics, Inc. (Delaware)                                  100.0            (A)
34    Encycle/Texas, Inc. (Delaware)                                 100.0            (A)


D6                                                                      Form 10K


Item 14.    (c) Exhibit 21    Subsidiaries of the registrant

                                                           Percentage of voting
                                                            securities owned or     Key to
                                                                other bases          notes
                 Name of Company                                 of control          below
                 ---------------                         ------------------------ ----------

     SUBSIDIARIES AND OTHER ASSOCIATED COMPANIES,
     --------------------------------------------
     cont'd:
     -------


35   Enthone, Incorporated (New York)                        100.0                    (A)
36     Ionic International Inc. (Michigan)                      100.0                 (A)
37     Meltex, Inc. (Japan)                                      16.25              (B) (D)
38       Enthone-OMI (Singapore) Pte. Ltd. (Singapore)               8.0              (A)
         (See 84)
39     Micro Image Inc. (New York)                              100.0                 (A)
40     Rafco Kemicals, S.A. de C.V. (Mexico) (See 10)            34.0               (B) (E)
41   Enthone-OMI, Inc. (Delaware)                            100.0                    (A)
42     Ebara-Udylite Co., Ltd. (Japan)                           45.0               (B) (D)
43     Electroplating Engineers of Japan Ltd. (Japan)            25.0               (B) (D)
         (See 75)
44       Alpha Metals of Japan (Japan)                              50.0            (B) (D)
45       Electroplating Engineers S.A. (Switzerland)                24.0            (B) (D)
           (see 47)
46     Enthone-OMI (Benelux) B.V. (The Netherlands)             100.0                 (A)
47       Electroplating Engineers S.A. (Switzerland)                20.0            (B) (D)
           (see 45)
48       Enthone-OMI (France) S.A. (France) (See 53)                28.5              (A)
49       Ometec, S.A. (Switzerland)                                 51.0
50     Enthone-OMI (Canada) Inc. (Ontario, Canada)              100.0                 (A)
51     Enthone-OMI (Deutschland)GmbH (Germany)                  100.0                 (A)
52      Imasa B.V. (The Netherlands)                               100.0              (A)
53     Enthone-OMI (France) S.A. (France) (See 48)               71.5                 (A)
54     Enthone-OMI Holdings (U.K.) Ltd. (United                 82.41                 (A)
        Kingdom) (see 70)
55       AMZA Ltd. (Israel)                                         33.3            (B) (D)
56       Enthone-OMI Marketing (Europe) Ltd. (United               100.0              (A)
           Kingdom)
57       Enthone-OMI (U.K.) Limited (United Kingdom)               100.0              (A)
58       Friedr. Blasberg Svenska AB (Sweden)  (See 62)             24.7            (B) (D)
59       Imasa Limited (United Kingdom)                            100.0              (A)
60       L.P.W. Chemie GmbH (Germany)                               49.0            (B) (D)
61         Blasberg Oberflaechentechnik GmbH (Germany)                100.0           (A)
62           Friedr. Blasberg Svenska AB (Sweden)                         24.7      (B) (D)
             (See 58)
63         Galvano Production Chemie GmbH (Germany)                   100.0           (A)
64         Nihon LPW K.K. (Japan)                                       5.0         (B) (E)
65     Enthone-OMI (Hong Kong) Company Limited (Hong              5.5                 (A)
        Kong) (See 82)
66     Enthone-OMI (Italia) S.p.A. (Italy) (See 71)              51.6                 (A)
67     Enthone-OMI K.K. (Japan)                                 100.0                 (A)
68     Enthone-OMI (Sverige) A.B. (Sweden)                      100.0                 (A)
69     Finima S.A. (France)                                     100.0                 (A)
70       Enthone-OMI Holdings (U.K.) Ltd. (United                     17.59           (A)
         Kingdom) (see 54)


D7                                                                      Form 10K


Item 14.    (c) Exhibit 21    Subsidiaries of the registrant


                                                           Percentage of voting
                                                            securities owned or     Key to
                                                                other bases          notes
                 Name of Company                                 of control          below
                 ---------------                         ------------------------ ----------
     SUBSIDIARIES AND OTHER ASSOCIATED COMPANIES,
     --------------------------------------------
     cont'd:
     -------


71       Enthone-OMI (Italia) S.p.A. (Italy) (See 66)               48.4              (A)
72       Imasa A.G. (Switzerland)                                   40.0            (B) (D)
73       Internacional de Manufacturas Asociadas, S.A.             100.0              (A)
           (Spain)
74     OMI Holding S.A. (Switzerland)                           100.0                 (A)
75       Electroplating Engineers of Japan Ltd. (Japan)             25.0            (B) (D)
          (See 43)
76       Enthone-OMI (Suisse) S.A. (Switzerland)                   100.0              (A)
77     OMI International Corporation (Delaware)                 100.0                 (A)
78       Enthone-OMI (Australia) Pty. Ltd. (Victoria,              100.0              (A)
           Australia)
79       Enthone-OMI (Austria) GmbH (Austria)                      100.0              (A)
80       Enthone-OMI (Espana) S.A. (Spain)                         100.0              (A)
81       Enthone-OMI (Europe) Corporation (Delaware)               100.0              (A)
82       Enthone-OMI (Hong Kong) Company Limited (Hong              94.5              (A)
         Kong) (See 65)
83         Hua-Mei Electroplating Co. Ltd. (People's                   45.0         (B) (D)
             Rep.of China)
84       Enthone-OMI (Singapore) Pte. Ltd. (Singapore)              60.0              (A)
            (See 38)
85         Enthone-OMI (Malaysia) SDN BHD (Malaysia)                  100.0           (A)
86   Federal Mining and Smelting Company (Idaho)             100.0                    (A)
87   Federated Metals Canada Limited (Canada)                100.0                    (A)
88     Federated Genco Limited (Canada)                          60.0               (B) (D)
89   Federated Metals Corporation (New York)                 100.0                    (A)
90     Lone Star Lead Construction Corp. (New York).            100.0                 (A)
91     Metales Federados, S.A. de C.V. (Mexico)                 100.0                 (A)
92   Geominerals Insurance Company, Ltd. (Bermuda)           100.0                    (A)
93   Lac d'Amiante du Quebec, Ltee (Delaware)                100.0                    (A)
94     LAQ Canada, Ltd. (Delaware)                              100.0                 (A)
95   Mexico Desarrollo Industrial Minero, S.A. de C.V.        25.33                 (B) (E)
     (Mexico) (See 17 & 22)
96   M.I.M. Holdings Limited (Australia)                      17.2                  (B) (E)
97   Mines Trading Company Ltd. (United Kingdom)             100.0                    (A)
98   Mining Development Company (Delaware)                   100.0                    (A)
99     Puya Raymondi Empresa Minera S.A. (Bolivia)               70.0                 (A)
100  Mission Exploration Company (Delaware)                  100.0                    (A)
101  NCRB, Inc. (Delaware)                                   100.0                    (A)
102  Neptune Mining Company (Delaware)                        52.2                  (B) (D)
103  Northern Peru Mining Corporation (Delaware)             100.0                    (A)
104    Corporacion Minera Nor Peru, S.A. (Peru)                  80.0                 (A)
105  Protective Technologies International, Inc.             100.0                    (A)
       (Delaware)
106  Southern Peru Copper Corporation (Delaware)              52.3                  (B) (D)
107  The International Metal Company (New York)              100.0                    (A)
108  Tulipan Company, Inc. (Delaware)                         52.3                  (B) (E)


                                      NOTES

(A) Included in financial statements of Registrant and consolidated subsidiaries at December 31, 1993, filed as part of this Form 10-K.

(B) Excluded from financial statements of Registrant and consolidated subsidiaries filed as part of this Form 10-K, except to the extent noted in Notes D and E. These companies are not in the aggregate considered significant.

(C)  Inactive, having no assets or liabilities.

D8                                                                      Form 10K


(D) Carried on the equity method. None of the 50%-or-less owned companies constitutes a significant subsidiary. Separate Financial Statements are submitted herewith for Southern Peru Copper Corporation and its consolidated subsidiaries.

(E) M.I.M. and Medimsa are carried on the cost method. Commencing in the third quarter of 1988, Asarco changed from its equity method of accounting for Southern Peru Copper Corporation and commencing in 1993 returned to the equity method of accounting.